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                      OLD REPUBLIC INTERNATIONAL CORPORATION                               Exhibit (11)
                           EARNINGS PER SHARE EXHIBIT
                                 (In Millions)
------------------------------------------------------------------------------------------------------
                                                                                  Primary EPS
                                                                           Years Ended December 31,
                                                                        ------------------------------
                                                                          1994       1993       1992
                                                                        --------   --------   --------
    Weighted average number of common shares actually
      outstanding. . . . . . . . . . . . . . . . . . . . . . . .            51.8       51.6       48.8
    Weighted average number of incremental shares for common
      stock equivalents:
      Redeemable and/or convertible preferred stock. . . . . . .             4.9        5.0        5.1
      Stock Options. . . . . . . . . . . . . . . . . . . . . . .              .3         .4         .5
                                                                        --------   --------   --------
    Weighted average number of common shares and common
      stock equivalents outstanding - primary. . . . . . . . . .            57.2       57.0       54.5
                                                                        ========   ========   ========

    Net income for the period. . . . . . . . . . . . . . . . . .        $  151.0   $  175.1   $  174.7
    Less dividends applicable to appropriate series of redeemable
      and convertible preferred stock. . . . . . . . . . . . . .             5.1        5.2        6.0
                                                                        --------   --------   --------
    Adjusted net income - primary. . . . . . . . . . . . . . . .        $  145.9   $  169.8   $  168.6
                                                                        ========   ========   ========
    Earnings per share - primary . . . . . . . . . . . . . . . .        $   2.55   $   2.98   $   3.09
                                                                        ========   ========   ========

                                                                              Fully Diluted EPS
                                                                           Years Ended December 31,
                                                                        ------------------------------
                                                                          1994       1993       1992
                                                                        --------   --------   --------              Weighted
    Weighted average number of common shares and
      common stock equivalents outstanding - primary . . . . . .            57.2        5.0       54.5
    Weighted average number of incremental shares for
      common stock equivalents:
      Redeemable and/or convertible preferred stock/debentures .             4.4        4.4        3.7
      Stock options. . . . . . . . . . . . . . . . . . . . . . .              -          -          -
                                                                        --------   --------   --------
    Weighted average number of common shares and
      common stock equivalents outstanding - fully diluted . . .            61.6       61.5       58.3
                                                                        ========   ========   ========

    Adjusted net income - primary. . . . . . . . . . . . . . . .        $  145.9   $  169.8   $  168.6
    Adjustment for dividends/interest applicable to appropriate series of redeemable and convertible preferred
      stock/debentures . . . . . . . . . . . . . . . . . . . . .             4.2        4.2        3.3
                                                                        --------   --------   --------
    Adjusted net income - fully diluted. . . . . . . . . . . . .        $  150.1   $  174.0   $  172.0
                                                                        ========   ========   ========
    Earnings per share - fully diluted . . . . . . . . . . . . .        $   2.44   $   2.83   $   2.95
                                                                        ========   ========   ========
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